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                                                                      EXHIBIT 21

                           EARLE M. JORGENSEN COMPANY

                     LISTING OF THE COMPANY'S SUBSIDIARIES

                                                    DATE             STATE/
                                   NATURE OF      ACQUIRED    %    COUNTRY OF
             NAME                  BUSINESS      OR CREATED OWNED INCORPORATION
             ----              ----------------- ---------- ----- -------------
Earle M. Jorgensen (Canada)
 Inc. (formerly Kilsby
 Jorgensen Steel & Aluminum
 Inc.)........................ Metal Distributor  11/13/90   100%    Canada
Stainless Insurance Ltd....... Captive Insurance  03/20/96   100%    Bermuda
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